Crowe MacKay LLP 1100 - 1177 West Hastings Street Vancouver, BC V6E 4T5 Main +1 (604) 687 4511 Fax +1 (604) 687 5805 www.crowemackay.ca

Securities and Exchange Commission

Washington, DC 20549 - 0405

U.S.A.

We are the former independent auditors for GreenPower Motor Company Inc. (the "Company") and, under the date of June 30, 2022, we reported on the consolidated financial statements of the Company.  We have read the Company's disclosure regarding "Change in Registrant's Certifying Accountant" as included in Item 16F of the Form 20-F and are in agreement with the disclosure in that section, insofar as it pertains to our firm.  We have no basis to agree or disagree with other statements of the Company contained therein.

/s/ Crowe MacKay LLP

Chartered Professional Accountants

Vancouver, Canada

July 21, 2023